EXHIBIT 99.1

PRESS RELEASE

Jameson Inns, Inc.

8 Perimeter Center East, Suite 8050         Atlanta, Georgia 30346         (770) 901-9020         FAX (770) 901-9550

FOR IMMEDIATE RELEASE

April 22, 2003

Contact: Craig R. Kitchin

President and Chief Financial Officer

(770) 901-9020

ckitchin@jamesoninns.com

Jameson Inns, Inc. Announces Date for First Quarter Results and Conference Call

Atlanta, GA, April 22/PRNewswire/—Jameson Inns, Inc. (NASDAQ: JAMS–news) will release first quarter 2003 financial results on Wednesday, April 30, 2003, prior to the opening of the market. Also on April 30th at 10:00 a.m. (EDT) a conference call will be hosted by Tom Kitchin, CEO. Investors and other interested parties may listen to the conference call via webcast on the internet at www.jamesoninns.com or by telephone at 1-973-935-2100.

A replay of the conference call will be archived on www.jamesoninns.com, and by telephone until May 6, 2003 by calling 1-973-341-3080 and requesting call number 3876769.

Jameson Inns, Inc. is a real estate investment trust (REIT) that owns the Jameson Inn and Signature Inn limited-service hotel properties. For more information about Jameson Inns, Inc., visit the company’s website at www.jamesoninns.com.